UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report

(Date of earliest event reported): September 30, 2013

Hudson Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York  10022

(Address of principal executive offices, including zip code)

  (212) 351-7300

(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2013, certain Australian and New Zealand subsidiaries of Hudson Global, Inc. (the “Obligors”) entered into a waiver letter (the “Waiver”) to waive a financial covenant under the Facility Agreement, dated November 22, 2011 (the “Facility Agreement”), among the Obligors, Westpac Banking Corporation and Westpac New Zealand Limited (collectively, “Westpac”). The Facility Agreement requires that the Obligors maintain at all times a minimum Fixed Charge Cover Ratio (as defined in the Facility Agreement) of 1.5x for the trailing twelve-month period. Pursuant to the Waiver, Westpac waives any potential breach of this requirement for the testing dates of September 30, 2013 and December 31, 2013, so long as the Fixed Charge Cover Ratio determined as of such dates is equal to or greater than 1.25x.

The foregoing description of the Waiver does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Waiver, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

(4.1)	Waiver letter, dated September 30, 2013, among Hudson Global Resources (Aust) Pty Limited, Hudson Global Resources (NZ) Limited, Hudson Highland (APAC) Pty Limited, Westpac Banking Corporation and Westpac New Zealand Limited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Date: October 2, 2013

By:  /s/ Latham Williams

Latham Williams

Senior Vice President, Legal Affairs and

Administration, Corporate Secretary

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HUDSON GLOBAL, INC.

Exhibit Index to Current Report on Form 8-K

September 30, 2013

Exhibit

Number

(4.1)	Waiver letter, dated September 30, 2013, among Hudson Global Resources (Aust) Pty Limited, Hudson Global Resources (NZ) Limited, Hudson Highland (APAC) Pty Limited, Westpac Banking Corporation and Westpac New Zealand Limited.

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